UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

SCHEDULE 14A
__________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Lifeward Ltd.
(Name of the Registrant as Specified In Its Charter)

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Lifeward Announces Postponement of its Extraordinary
General Meeting of Shareholders

MARLBOROUGH, MA, and YOKNEAM ILLIT, Israel, December 27, 2024 – Lifeward Ltd. (Nasdaq: LFWD) (“Lifeward” or the “Company”), a global market leader delivering life-changing solutions to revolutionize what is possible in rehabilitation, recovery, and the pursuit of life’s passions in the face of physical limitation or disability, today announced that the Company’s Extraordinary General Meeting of Shareholders (the “Meeting), which was originally scheduled to be held on Monday, December 30, 2024, has been postponed. The Meeting is now scheduled to be held at 10:00 a.m. (Eastern Standard Time) on Monday, January 13, 2025 at the Company’s offices at 200 Donald Lynch Blvd., Marlborough, MA 01752, U.S.A. The record date for the Meeting, November 20, 2024, is unchanged and applies to the postponed Meeting.

The Meeting has been postponed due to an anticipated lack of quorum, and to provide further time to solicit proxies from the Company’s shareholders. Lifeward’s Board of Directors unanimously recommends that you vote FOR the proposals identified in the Company's proxy statement for the Meeting. Shareholders who have already cast their votes do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions, and their votes will be counted at the postponed Meeting. For shareholders who have not yet cast their votes, we urge them to vote their shares now, so they can be tabulated prior to the postponed Meeting.

The Company plans to hold an Investor Day soon after the Meeting, with the exact date to be confirmed.

Important Additional Information

The Company has filed a Definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”) on November 25, 2024 (the “Proxy Statement”), which should be read in conjunction with this notice. To the extent information in this notice updates or conflicts with information contained in the Proxy Statement, the information in this notice is the more current information. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY LIFEWARD AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Shareholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by Lifeward with the SEC, at the SEC's web site at https://www.sec.gov or on the "SEC Filings" section of Lifeward’s website at https://golifeward.com/.

About Lifeward

Lifeward designs, develops, and commercializes life-changing solutions that span the continuum of care in physical rehabilitation and recovery, delivering proven functional and health benefits in clinical settings as well as in the home and community. Our mission at Lifeward is to relentlessly drive innovation to change the lives of individuals with physical limitations or disabilities. We are committed to delivering groundbreaking solutions that empower individuals to do what they love. The Lifeward portfolio features innovative products including the ReWalk Exoskeleton, the AlterG Anti-Gravity System, the MyoCycle FES System, and the ReStore Exo-Suit.

Founded in 2001, Lifeward has operations in the United States, Israel, and Germany. For more information on the Lifeward product portfolio, please visit GoLifeward.com.

Lifeward®, ReWalk®, ReStore® and Alter G® are registered trademarks of Lifeward Ltd. and/or its affiliates.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. These and other risks are more fully discussed in the Company’s periodic filings with the SEC, including the risk factors described under the heading "Risk Factors" in the Company’s annual report on Form 10-K and 10-K/A for the year ended December 31, 2023 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, Lifeward undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.